EXHIBIT 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the “Amendment”) is made and entered into this 19th day of September, 2005 by and between BANK OF THE WEST (the “Bank”) and BIOLASE TECHNOLOGY, INC. (the “Borrower”) with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of May 14, 2003 as it may be amended from time to time, and any and all addenda and riders thereto (collectively the “Agreement”). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1. Extension of Expiration Date. The date provided for in the definition of Expiration Date contained in Section 1.1.17 of the Agreement is changed to September 30, 2006.

2. Modification of Reporting. Section 6.1 (i) and (ii) of the Agreement are deleted in their entirety and the following is substituted in lieu thereof:

(i) Not later than 105 days after the end of each of the Borrower’s fiscal years, a copy of the annual audited financial report of the Borrower for such year, prepared by a firm of certified public accountants acceptable to Bank and accompanied by an unqualified opinion of such firm and a copy of the Borrower’s Form 10-K filed with the Securities and Exchange Commission.

(ii) Not later than 45 days after the end of each fiscal quarter, a copy of the Borrower’s financial statement as of the end of such period and a copy of the Borrower’s Form 10-Q filed with the Securities and Exchange Commission.

3. Modification of Financial Condition. Section 6.2 (i), (iii), (iv) and (v) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(i) A minimum Effective Tangible Net Worth of at least $24,000,000.00.

(iii) Not later than 90 days from the date hereof, cash, cash equivalents and marketable securities of not less than $12,000,000.00

(iv) Profitability by not allowing any consecutive quarterly losses, commencing with fiscal quarter March 31, 2006.

4. Change in Out of Debt. Section 6.19 is deleted in its entirety.

5. Conditions Precedent. As a condition precedent to the effectiveness of this Agreement, the Borrower agrees to pay to Bank a fee of $25,000.00

6. Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

7. Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

8. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:		BORROWER:

BANK OF THE WEST		BIOLASE TECHNOLOGY, INC.

By:	/s/ Robert G. Thomas	By:	/s/ Robert E. Grant
	Robert G. Thomas, Vice President		Robert E. Grant, Chief Executive Officer
	Name/Title		Name/Title

		By:	/s/ John Hohener
John Hohener, Chief Financial Officer
Name/Title